Exhibit 23.11

CONSENT OF SIMON HARDER HOLM NIELSEN

CIC Ltd.,

Airport House 2, Nikao, Rarotonga

Cook Islands

Phone: +682 70 827 (CK)/ +64 027 778 5663 (NZ), email: simon@cic.co.ck

Date: 5/6/2026

Consent to Use of Technical Report Summary under Regulation S-K Subpart 1300 Regarding Form S-4 filed by Odyssey Marine Exploration, Inc. (the “Company”)

I, Simon Harder Holm Nielsen, in connection with the Company’s Registration Statement on Form S-4 to be filed on or about May 8, 2026 (together with any amendments thereof, the “Form S-4”) consent to:

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the filing by the Company and use of the technical report summary titled “Initial Assessment for the EL1”, with an effective date of 12/13/2025 and issue date of 2/9/2026, (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as an exhibit to and referenced in the Company’s Form S-4;

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the use of, reference to, any extracts from or a summary of the of information from the Technical Report Summary in the Form S-4 and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form S-4.

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the use of my name, qualifications, professional designations, CIC Ltd, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), and technical opinions in connection with the Technical Report Summary and the Form S-4.

I am responsible for the preparation of, and this consent pertains to, the Technical Report Summary. I certify that I have read the Form S-4 and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

/s/ SHN
Simon Harder Holm Nielsen, Dr. Scient.
Qualified Person (as defined in Regulation S-K Subpart 1300)
AusIMM Member 3126244
CIC Ltd